KSW, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            to be held May 11 , 2000


          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KSW, Inc., a Delaware corporation (the "Company"), will be held on May 11, 2000, at 2:00 p.m., New York time, at the Crowne Plaza Hotel at LaGuardia Airport, Queens, New York, for the following purposes:

          1. To elect one Class II Director, each to serve for a term of three years until his successors shall have been duly elected and qualified ("Proposal 1");

          2. To ratify the appointment of Marden Harrison & Kreuter as independent auditors of the Company for the year 2000 ("Proposal 2"); and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

          Stockholders of record at the close of business on March 24, 2000 will be entitled to notice of and to vote at the meeting.

          All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible may be represented at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

                                  Sincerely,


                                 James Oliviero
                                 Assistant Secretary


Long Island City, New York
Dated:  March 27, 2000

                                    KSW, INC.
                                37-16 23rd Street
                        Long Island City, New York 11101
                                 (718) 361-6500

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 11, 2000


                               GENERAL INFORMATION

Solicitation of Proxies. The accompanying proxy is solicited by and on behalf of the Board of Directors of KSW, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders (the "Meeting") to be held at the Crowne Plaza Hotel at LaGuardia Airport, Queens, New York, on May 11, 2000, at 2:00 p.m., New York time, and at any and all adjournments thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting to Stockholders.

The cost of solicitation will be borne by the Company. This proxy statement and the accompanying proxy are being sent to the stockholders of the Company on or about March 27, 2000. The annual report of the Company for the year 1999 (which includes the Management's Discussion and Analysis of Financial Condition and Results of Operations from the Company's Annual Report on Form 10-K) is enclosed herewith.

Voting Rights. Pursuant to the By-Laws, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as of the close of business on March 24, 2000. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter.

At the close of business on March 24, 2000, the Company had outstanding 5,468,644 shares of Common Stock, $.01 par value per share (the "Common Stock"), each of which entitled the holder to one vote. There were no issued shares held by the Company in its treasury. The affirmative plurality of the shares represented in person or by proxy at the meeting is required for the election of directors. For all other matters, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted is required for approval. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

A proxy may be revoked by the stockholder at any time prior to its being voted. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Secretary of the Company of a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

If a proxy is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions of the stockholder. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the election as director of the nominee listed on the following pages, in favor of Proposal 2 and as recommended by the Board of Directors with regard to all other matters, or if no such recommendation is given, in their own discretion. Votes are tabulated at the annual meeting by inspectors of election.

                                 STOCK OWNERSHIP

The following table sets forth information as of March 27, 2000 relating to the beneficial ownership of the Company's Common Stock by (i) those persons known to the Company to beneficially own 5% or more of the Company's Common Stock, (ii) each of the Company's directors, proposed directors and executive officers and
(iii) all of the Company's directors, proposed directors and executive officers as a group. As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). Accordingly, the number of shares may include shares owned by or for, among others, the wife, minor children or certain other relatives of such individual, as well as other shares as to which the individual has the right to acquire within 60 days after such date.

                                                 NUMBER OF           PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER              SHARES              OWNERSHIP

Floyd Warkol...................................   884,000(1)            15.4%
Meadow Lane
Purchase, NY 10577

Burton Reyer...................................   380,080(2)             7.0%
17 Foxwood Road
Kings Point, NY 11024

Allen & Company................................   312,500                5.7%
711 Fifth Avenue
New York, NY  10022

Robert Brussel.................................    33,500                 *
365 Woodmere Blvd.
Woodmere, NY  11598

Stanley Kreitman...............................         0                 *
303 East 57th Street
New York, NY  10022

Daniel Spiegel.................................     5,000                 *
351 Twin Lakes Road
Teconic, CT  06079

All executive officers and directors
 as a group (5 persons).......................  1,297,580               23.7%
-------------------------
*Less than one percent.

(1) Does not include 78,000 shares owned by Mr. Warkol's daughter or 75,000 shares owned by Mr. Warkol's son both of whom do not reside in his household and over which Mr. Warkol denies beneficial ownership. Includes 50,000 shares owned by the Floyd and Barbara Warkol Charitable Foundation, of which Mr. Warkol is a Trustee.

(2) Includes 1,540 shares which Mr. Reyer gave to his wife. Does not include 8,000 shares which Mr. Reyer gave to his daughter, who does not reside in his household, and over which Mr. Reyer denies beneficial ownership.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTOR

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE

The Certificate of Incorporation of the Company provides that the Company's business shall be managed by a Board of Directors of not less than three and not more than twelve, with the exact number fixed by the Board of Directors from time to time. The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III, with each class being as nearly equal in number as possible. The directors in each class serve terms of three years each and until their successors are elected and qualified.

The Board of Directors has unanimously nominated Robert Brussel for election as a Class II Director of the Company. Mr. Brussel is currently a director of the Company, as well as its Chief Financial Officer. The nominee has consented to being named in this Proxy Statement and to serve if elected. If nominee becomes unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. The Company's management, however, has no present reason to believe that the nominee will be unable to serve as director, if elected.

The By-Laws of the Company permit nominations of candidates for election to the Board of Directors to be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations made by stockholders (other than by the Board of Directors) must be made in writing and delivered or mailed to the Company not less than 60 days prior to the date of a stockholders' meeting. Such notice must include the same information, to the extent known to the notifying stockholder, as that required to be stated by the Company in its Proxy Statement with respect to the nominees of the Board of Directors. Any nominations which are not made in this manner or any votes cast at the Meeting for any candidate not duly nominated may be disregarded by the chairman of the Meeting.

If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

Nominees

The following table sets forth certain information concerning the nominee for election as Class II Director of the Company and the continuing Class I and Class III Directors of the Company.

                                     Principal Occupation or Position,
Name                           Age   Other Directorships                  Since
NOMINEE AS CLASS II DIRECTOR
TO SERVE UNTIL 2003


Robert Brussel...............  57    Chief Financial Officer              1994

CONTINUING CLASS I DIRECTORS
TO SERVE UNTIL 2002


Stanley Kreitman.............  66    Director  (Interim)                  1999
Daniel Spiegel...............  75    Director                             1996


CONTINUING CLASS III DIRECTORS
TO SERVE UNTIL 2001

Floyd Warkol................   52    Chairman of the Board of Directors,  1994
                                     Chief Executive Officer, President
                                     and Secretary
Burton Reyer................   65    Vice President and Director          1994


          The Company is not aware of any family relationship between any director, person nominated to become a director or executive officer of the Company.

          Mr. Floyd Warkol has been principally employed as Chairman of the Board since December 15, 1995 and as President, Secretary and Chief Executive Officer of the Company and as Chairman and Chief Executive Officer of its subsidiary, KSW Mechanical Services, Inc. ("KSW Mechanical"), since January 1994.

          Mr. Burton Reyer has been principally employed as Vice President and Director of the Company since December 15, 1995 and Chief Operating Officer of its subsidiary KSW Mechanical since January 1994.

          Mr. Robert Brussel has been principally employed as Chief Financial Officer and Director of the Company and Chief Financial Officer of its subsidiary KSW Mechanical since January 1994.

          Mr. Daniel Spiegel has been a Director of the Company since January 1996. He had been principally employed as Senior Vice President of Tishman Realty & Construction Company, Inc. from 1970 until March 1995. He is presently a consultant to various construction-related companies.

          Mr. Stanley Kreitman was elected to the Board of Directors on May 18, 1999 to replace Armand D'Amato who resigned, effective December 10, 1998, for personal reasons unrelated to the Company or its operations. Effective February 18, 1999, Mr. Kreitman had been appointed as an interim Director. Since 1994, Mr. Kreitman has been Chairman of Manhattan Associates, an investment firm and is a Board member of the N.Y.C. Department of Corrections. He is a published author and lecturer on business investment matters. He is a member of the Board of Directors of Medallion Funding Corp. (NASDAQ), Ports Systems Corp. (AMEX) and CCA Industries, Inc. (NASDAQ).

Board Meetings and Committees

          The Board of Directors held a total of four meetings in 1999, with each director present at all meetings. The Board of Directors has a Compensation Committee and an Audit Committee comprised of non-employee directors, Messrs. Kreitman and Spiegel. The functions of the Compensation Committee include: study and analysis of and recommendations to the Board concerning salaries, incentives and other forms of compensation for directors, officers and other employees of the Company; and administrative oversight of various incentive compensation and benefit plans. The functions of the Audit Committee include: reviewing with the independent auditors the plan and results of the auditing engagement; reviewing the scope and results of the Company's procedures for internal auditing; reviewing the independence of the auditors; considering the range of audit and non-audit services; and reviewing the adequacy of the Company's system of internal accounting controls.

There was a meeting of the Audit Committee and of the Compensation Committee on December 10, 1999.

Compensation of Directors

No fees were paid for attendance by employee directors at Board Committee meetings. During 1999, the Company paid its non-employee Directors each an annual fee of $12,000.

                             EXECUTIVE COMPENSATION
                               ANNUAL COMPENSATION

NAME AND PRINCIPAL POSITION                         FISCAL YEAR           SALARY                 BONUS
---------------------------                         -----------           ------                 -----
Floyd Warkol...............................             1999              $420,000               $252,605
Chairman of the Board, President, Secretary             1998              $600,000               $0
and Chief Executive Officer                             1997              $575,000               $0

Burton Reyer...............................             1999              $240,000               $146,245
Vice President and Director                             1998              $350,000               $0
                                                        1997              $325,000               $0

Robert Brussel ............................             1999              $135,000               $37,500
Chief Financial Officer and Director                    1998              $135,000               $0
                                                        1997              $135,000               $19,635

James Oliviero.............................             1999              $150,000               $37,500
General Counsel                                         1998              $150,000               $0
and Director of Investor Relations                      1997              $150,000               $19,635

Employment Agreements

          The Company and KSW Mechanical entered into a two-year employment contract and a noncompetition agreement with Mr. Warkol as of January 1, 1999. The employment contract provides for base annual compensation of $420,000. In addition, Mr. Warkol shall be entitled to receive, each year, an amount equal to 9.5% of the Company's annual profits, before taxes, which are in excess of $250,000. For the purposes of computing the amount due Mr. Warkol, annual pretax profits shall exclude the effect of any income or expense on the Co-op City project, and shall exclude any bonuses due to Mr. Warkol or Mr. Reyer. Mr. Warkol is entitled to medical insurance, disability insurance with payments equal to 60% of base compensation, a $1 million policy of life insurance payable as directed by the employee (at a cost of $1,210 per year) and a car with a chauffeur. Mr. Warkol is entitled to terminate his employment for "good reason," i.e., a substantial change in the nature or status of his responsibilities or the person to whom he reports, in which event he is entitled to receive full pay and benefits for the remainder of the term of the contract. The Company is not entitled to discharge Mr. Warkol for disability until he has been disabled for 180 consecutive days. Mr. Warkol's estate is entitled to two months pay in the event of his death. Mr. Warkol has agreed that he will not compete in the mechanical contracting business in the New York City metropolitan area for the term of his employment contract and for two years thereafter.

          The Company and KSW Mechanical entered into a two-year employment contract and a noncompetition agreement with Mr. Reyer as of January 1, 1999. The employment contract provides for base annual compensation of $240,000. In addition, Mr. Reyer shall be entitled to receive an amount each year, equal to 5.5% of the Company's annual profits, before taxes, which are in excess of $250,000. For the purposes of computing the amount due Mr. Reyer, annual pretax profits shall exclude the effect of any income or expense on the Co-op City project and shall exclude any bonuses due Mr. Reyer and Mr. Warkol. Mr. Reyer is entitled to medical insurance, disability insurance with payments equal to 60% of base compensation and a $500,000 policy of life insurance payable as directed by the employee. Mr. Reyer is entitled to terminate his employment for good reason, i.e., a substantial change in the nature or status of his responsibilities or the person to whom he reports, in which event he is entitled to receive full pay and benefits for the remainder of the term of the contract. The Company is not entitled to discharge Mr. Reyer for disability until he has been disabled for 180 consecutive days. Mr. Reyer's estate is entitled to two months pay in the event of his death. Mr. Reyer has agreed that he will not compete in the mechanical contracting business in the New York City metropolitan area for the term of his employment contract and for two years thereafter.


                                                  OPTION/SAR GRANTS IN 1999

                                          INDIVIDUALS GRANTS                       Potential Realizable
                        ------------------------------------------------------     Value at  Assumed
                                            Percent of                             Annual Rates of           Grant Date VALUE
                         Number of           Total                                 Stock Price                          ------
                         Securities      Options/SARs    Exercise                  Appreciation for          Grant Date
                         Underlying      Granted to      or Base                     Option Term ($)         Present Value($)
                         Options/SARS    Employees in    Price       Expiration    ---------------------     --------------------
 Name                    Granted (#)     Fiscal Year     ($/SH)        Date          5%           10%
 ----------------------  -----------     ------------     ------        ----         --           ---
 Floyd Warkol......           0                0%            $0         N/A             0           0             N/A

 Burton Reyer......           0                0%            $0         N/A             0           0             N/A

 Robert Brussel....           0                0%            $0         N/A             0           0             N/A

 James Oliviero               0                0%            $0         N/A             0           0             N/A

 Daniel Spiegel               0                0%            $0         N/A             0           0             N/A

 Stanley Kreitman          20,000              36%          $1.50    10/23/09        $12,000     $37,000           0


                                     AGGREGATED OPTION/SAR EXERCISES IN 1999
                                   AND OPTION/SAR VALUES AT DECEMBER 31, 1999

                                                              Number of Securities Underlying
                       Shares Acquired                           Unexercised Options/SARs       Value of Unexercised in-the-Money
Name                   On Exercise (#)   Value Realized ($)       At Fiscal Year-End (#)       Options/SARS at Fiscal Year-End ($)
----                   ---------------   ------------------       ----------------------       -----------------------------------
                                                               Exercisable     Unexercisable    Exercisable      Unexercisable
                                                               -----------     -------------    -----------      -------------
Floyd Warkol........          0                   0              300,000             0              N.A.             N.A.
Burton Reyer........          0                   0              150,000             0              N.A.             N.A.
Robert Brussel......          0                   0              25,000              0              N.A.             N.A.
James Oliviero......          0                   0              20,000              0              N.A.             N.A.
Daniel Spiegel                0                   0              20,000              0              N.A.             N.A.
Stanley Kreitman              0                   0                 0             20,000            N.A.             N.A.

                       Certain Related Party Transactions

Floyd Warkol, President of the Company, and a foundation he controls jointly are the landlord on the Company's lease in Bronx, New York. The lease payments on such property were $103,000 for 1999.

Indemnification

The Certificate of Incorporation provides that a director or officer of the Company may be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law or any other applicable law.

           Compensation Committee Interlocks and Insider Participation and Compliance with Section 16 (a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons, the Company believes that all executive officers and directors of the Company complied with all applicable filing requirements.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

The following report submitted by the Compensation Committee of the Board of Directors (the "Compensation Committee"), provides information regarding policies and practices concerning compensation of the Chief Executive Officer and other executive officers.

Report of the Compensation Committee of the Board of Directors

The Company's Compensation Committee has the responsibility for setting the compensation paid to the Chief Executive Officer and the President. The Compensation Committee, which is comprised of the two non-employee Directors of the Company, determines the amount of shares and exercise prices for any stock option grants under the Company's 1995 Stock Option Plan. The Compensation Committee is responsible for recommending to the Board the overall Compensation plans which govern the compensation of the key executive officers, including the Chief Executive Officer of the Company. Executives are provided with a combination of one or more of the following types of compensation: salary and annual bonus.

SALARY: Based upon the recommendations of the Compensation Committee, as of January 1, 1999 the Board of Directors authorized the Company to enter into employment agreements with Messrs. Warkol and Reyer under the terms described above under the heading "Employment Agreements." Except for the Chief Executive Officer and President, all executive officers are provided with a fixed annual salary that is reviewed on an annual basis by the Chief Executive Officer. Salary and increases in salary are determined partially by comparison of the executive's salary to salaries for similar positions at comparable companies, the executive's annual performance review, the value of contributions made by the executive and the executive's and the Company's performance in relation to goals established at the beginning of the period.

In addition to considering the above factors when setting compensation increases, the Chief Executive Officer also considers the overall financial health of the Company.

ANNUAL BONUS: The Company also attempts to motivate its executives to make contributions of outstanding value by providing them the opportunity to earn an annual bonus. These bonuses, if paid, can represent a significant portion of the executive's compensation.

The Chief Executive Officer determines the total pool of bonus dollars which can be allocated. Each executive can earn a percentage of the bonus dollars based on the achievement of Company and their organization's goals: For all executives, except Mr. Warkol and Mr. Reyer, the executive's achievements in relation to established goals are evaluated by the Chief Executive Officer.

Mr. Warkol's and Mr. Reyer's performances are evaluated by the Compensation Committee. The compensation and bonuses paid to Mr. Warkol and Mr. Reyer for 1999 were determined in accordance with their respective Employment Agreements, as described above. The compensation paid to executive officers is not determined by reference to any formulas but is determined by the Compensation Committee's evaluation of the particular officer's ability to influence the long-term growth and profitability of the Company. The Committee also considers the Company's performance against certain of its competitors, its general performance against internal goals established by management and the executive's relative contribution thereto. The salaries and bonuses paid to executive officers during 1999 are described in the Executive Compensation Table (above).

STOCK OPTION AND OTHER EQUITY PLAN; COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The Committee endorses the view that the value of compensation paid to its executive officers, and the Chief Executive Officer in particular, should be closely linked to increases in the value of the Common Stock. Accordingly, the Committee supports option awards under the Company's 1995 Stock Option Plan. The Stock Option Plan is administered by a Committee appointed by the Board of Directors (each herein called the "Compensation Committee"). All key employees of, consultants to, and certain nonemployee Directors of the Company, as may be determined by the Compensation Committee from time to time, are eligible to receive options under the Stock Option Plan. In 1999, the Company issued a total of 55,000 stock options to three key employees and to a Director, Stanley Kreitman, exercisable at $1.50 per share.

This report is submitted by the members of the Compensation Committee.

                                PERFORMANCE TABLE

The following performance table is being provided showing trading of the Company's Common Stock on the NASDAQ Electronic Bulletin Board during 1999.

                           QUARTER                   HIGH           LOW

         First................................       1.06           .81
         Second...............................       1.12          1.03
         Third................................       1.12          1.00
         Fourth...............................       1.50          1.00


                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Marden Harrison & Kreuter, certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 2000, subject to ratification of such appointment by the stockholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

Marden Harrison & Kreuter conducted the audit of the financial statements of the Company and KSW Mechanical for the fiscal years ended December 31, 1997, 1998, and 1999.

It is expected that a representative of Marden Harrison & Kreuter will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MARDEN, HARRISON & KREUTER AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no other matter to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxy on such matters in accordance with their judgment.

                              STOCKHOLDER PROPOSALS

The Company's By-Laws provide that a stockholder of the Company who intends to nominate persons for election as Directors or introduce other proposals from the floor of an Annual Meeting of Stockholders follow certain notice and disclosure requirements. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than January 27, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

The By-Laws provision requires a stockholder introducing a proposal at an Annual Meting to notify the Company of such intention not less than 60 days prior to the date of the Annual Meeting. If the Company has given less than 75 days public notice of the date of the Annual Meeting, the stockholder must give such notice so that it is received by the Company not later than 10 days after the public notice is given or the Proxy Statement is mailed. The stockholder's notice must give the information specified in the By-Laws, including information about the stockholder making the proposal, the number of shares such stockholder owns and any interest such stockholder may have in the subject of the proposal. If such stockholder will be nominating persons for election as Directors, certain information specified in the By-Laws must also be given about the nominee and the nominee's interest in the Company.

                                 ANNUAL REPORT

Upon written request of any stockholder, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, including a list of the exhibits thereto, as filed with the Securities and Exchange Commission, may be obtained, without charge, from James Oliviero, Assistant Secretary, KSW, Inc., 37-16 23rd Street, Long Island City, New York 11101. Each request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of the Company's Common Stock entitled to vote at the meeting.

                            By order of the Board of Directors



                            James Oliviero
                            Assistant Secretary


Please remember to mark, sign, date and return the enclosed Proxy Card in the enclosed postage-paid envelope so that your important vote will be counted at the Annual Meeting.